Exhibit 17





              FMI MUTUAL FUNDS, INC.
              100 EAST WISCONSIN AVENUE
              STE 2200
              MILWAUKEE, WISCONSIN 53202


                 VOTE BY TELEPHONE, ON THE INTERNET OR BY MAIL
                          Vote this proxy card TODAY!
  Your prompt response will save your Fund the expense of additional mailings. Option 1: Automated Touch Tone voting: Call toll-free 1-888-[TO COME] Option 2: Telephone Representative Assisted Voting: Call toll-free 1-877-
                                   [TO COME]
  Option 3:  Over the internet at [TO COME]
  Option 4:  Sign, date and return this proxy card using the enclosed envelope



                Special Meeting of Shareholders - [DATE TO COME]





999  999  999  999  99 <-



FMI Woodland Small Capitalization Value Fund

The undersigned hereby appoints [INSERT NAMES] as proxies with full power of substitution to each to act for an vote on behalf of the undersigned all shares of the above fund, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the principal offices of [LOCATION TO COME], at [TIME TO COME] P.M. Eastern time on [DATE OF MEETING TO COME], or at any adjournments thereof, on the items described on the other side of this form, as set forth in the [Notice of Special Meeting of Shareholders] and the accompanying Combined Prospectus/Proxy Statement dated [DATE TO COME], receipt of which is acknowledged by the undersigned.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



                                 IF NOT VOTING BY PHONE OR THE INTERNET, IT IS
                                      IMPORTANT THAT THIS PROXY BE SIGNED AND
                                         RETURNED IN THE ENCLOSED ENVELOPE

                                                DATE: ______________
                                _______________________________________________
                               |                                               |
                               |                                               |
                               |_______________________________________________|
(Signatures if held jointly (Title(s), if required))           (Sign in the Box)

                                NOTE: Please date and sign exactly as name or names appear hereon and return in the enclosed envelope, which requires no postage. When signing as attorney, executor, trustee, guardian or officer of a corporation please give title as such.

                         (CONTINUED ON REVERSE SIDE)






                  |   Please fill in box as shown using black or blue ink
                  |   or number 2 pencil.                                  /X/
                  |                PLEASE DO NOT USE FINE POINT PENS.


If a choice is specified for a proposal, this proxy will be voted as indicated. IF NO CHOICE IS SPECIFIED FOR A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Directors of FMI Mutual Funds, Inc. unanimously recommends a vote "FOR" the proposal.

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

                                                                                 FOR     AGAINST    ABSTAIN
1.      To approve an Agreement and Plan of Reorganization providing for         /_/       /_/        /_/
        the acquisition of all of the assets and certain stated
        liabilities of the FMI Woodland Small Capitalization Value Fund,
        a class of FMI Mutual Funds, Inc.

        This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

        PLEASE INDICATE ANY CHANGE OF ADDRESS BY CHECKING THE BOX AT 9 RIGHT     /_/
        AND WRITING THE CHANGE OF ADDRESS BELOW.

        Change of Address
        _______________________________________________
        _______________________________________________
        _______________________________________________





                      |          PLEASE SIGN AND DATE ON THE REVERSE SIDE           |
                      V                                                             V

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